                                STATE OF DELAWARE
                            CERTIFICATE OF OWNERSHIP
                                   AND MERGER

                                             Section 253C Parent into Subsidiary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                        VIKA CORP., a Nevada Corporation

                                      INTO

                       VIKA CORP., a Delaware Corporation

Vika Corp., a corporation organized and existing under the laws of the State of
Nevada,

         DOES HEREBY CERTIFY:

         FIRST:    That it was organized pursuant to the provisions of the
General Corporation Law of the State of Nevada, on the 3rd day of December 2003.

         SECOND:   That it owns 100% of the outstanding shares of the capital stock of Vika Corp., a corporation organized pursuant to the provisions of the
General Corporation Law of the State of Delaware (hereinafter referred to as
"Vika-DE") on the 6th day of February 2006.

         THIRD:    That its Board of Directors, by Unanimous Written Consent
dated the 7th day of February 2006, determined to merge the corporation into said Vika-DE, and did adopt the following resolutions:

         RESOLVED, that this corporation, Vika Corp., merges itself into
Vika-DE, which corporation Vika-DE, assumes all of the obligations of Vika Corp.

         FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

         Upon completion of the merger, the holders of the common stock of Vika
Corp. shall receive one (1) share of the common stock of Vika-DE in exchange for each share of common stock of Vika Corp. and shall have no further claims of any kind or nature; and all of the common stock of Vika-DE held by Vika Corp. shall be surrendered and canceled.

         FOURTH:   That this merger has been approved by the holders of at least a majority of the outstanding shares of stock of this corporation, Vika Corp., by written consent in lieu of a meeting of the stockholders.

         FIFTH:    That the name of the surviving corporation shall be Vika
Corp.

         IN WITNESS WHEREOF, said parent corporation has caused this Certificate to be signed by an authorized officer this 7th day of February 2006.

                                  By: /s/ Scott Sutherland
                                      ------------------------------------
                                      Authorized Officer

                                Name: Scott Sutherland
                                      ------------------------------------
                                      Print or Type

                               Title: President, Chief Executive
                                      Officer and Chief Financial Officer
                                      ------------------------------------

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